Exhibit 24
POWER OF ATTORNEY

INDIANA MICHIGAN POWER COMPANY
Annual Report on Form 10-K for the Fiscal Year Ended
December 31, 2022

The undersigned directors of INDIANA MICHIGAN POWER COMPANY, an Indiana corporation (the "Company"), do hereby constitute and appoint JULIA A. SLOAT, ANN P. KELLY and JULIE A. SHERWOOD, and each of them, their attorneys-in-fact and agents, to execute for them, and in their names, and in any and all of their capacities, the Annual Report of the Company on Form 10-K, pursuant to Section 13 of the Securities Exchange Act of 1934, for the fiscal year ended December 31, 2022, and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform every act and thing required or necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF the undersigned have hereunto set their hands this 14th day of February, 2023.

/s/ Julia A. Sloat	/s/ Steven F. Baker
Julia A. Sloat	Steven F. Baker

/s/ Ann P. Kelly	/s/ Katherine K. Davis
Ann P. Kelly	Katherine K. Davis

/s/ Nicholas M. Elkins	/s/ David S. Isaacson
Nicholas M. Elkins	David S. Isaacson

/s/ Peggy I. Simmons	/s/ Toby L. Thomas
Peggy I. Simmons	Toby L. Thomas

/s/ Andrew J. Williamson
Andrew J. Williamson